Annual Shareholders’ Meeting May 16, 2017

Forward Looking Statements This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements. 2 Non-GAAP Financial Statements This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the Appendix of this presentation. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, merger costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to the acquisition of Lake Sunapee Bank Group consist primarily of severance and retention cost, systems conversion and integration costs, and professional fees. The Company’s disclosure of organic growth of loans in 2017 is also adjusted for the acquisition of Lake Sunapee Bank Group.

A True Community Bank  We understand the unique opportunities and challenges our customers face  We provide exceptional support to the people, businesses and communities in the places we call home  Our people are resourceful and friendly, and our customers can count on them to help find solutions  We value geography, heritage and performance while balancing growth and earnings  Risk management and earnings sustainability while remaining true to our culture  Commitment to continued improvement and process discipline 3 We recognize, appreciate and support the unique people and culture in the places we call home

 Invested in Processes, Products, Technology, Training, Leadership and Infrastructure  Expanded our brand and business model into markets with similar geographic attributes and like-minded partners  Created opportunity and growth for existing employees, while adding catalyst recruits across all levels of the organization with broader experience and depth that value our culture  Maintained our strong commitment to compliance and to risk management given the evolving environment within the industry  Created a service and sales driven culture with focus on core business growth Preparing For Our Future 4 Employee and customer experience is the foundation of superior performance, which leads to significant financial benefit to our shareholders

2016 Achievements  Announced the acquisition of Lake Sunapee Bank Group (“LSBG”) in May 2016 and closed the transaction in January 2017  Total assets increased $175 million in the year to $1.8 billion  Strong loan growth of 14% and deposit growth of 11%  Net income of $14.9 million, which included $2.7 million of expenses related to the acquisition and core system conversion compared to $15.2 million in 2015  Non-performing assets to total assets of 0.38%, down from 0.46%  Total non-performing loans to total loans of 0.58%, down from 0.71% 5 Highlights represent Bar Harbor Bankshares prior to completing the acquisition of LSBG. A reconciliation of non-GAAP financial measures to GAAP measures are included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the attached Appendix. As necessary for comparative purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017.

We are now the only community bank based in New England with a branch presence in Maine, New Hampshire, and Vermont 6

First Quarter 2017 Highlights (comparisons are to first quarter 2016 unless otherwise stated)  Completed acquisition of Lake Sunapee Bank Group on January 13, 2017  $3.4 billion in total assets, including $1.6 billion added from the acquisition  Achieved 13% annualized organic total loan growth with 20% annualized in commercial, while maintaining our risk appetite  Core diluted earnings per share of $0.43 versus $0.38 per share  Core net income of $6.2 million compared to $3.5 million  Core return on average assets of 0.74% compared to 0.86%  Core return on average equity of 7.88% compared to 8.76%  Non-performing assets to total assets of 0.19% compared to 0.40%  Completed a three-for-two split payable in the form of a large stock dividend to common stockholders of record at the close of business on March 7, 2017  Tangible book value of $15.07 per share after giving effect to the stock split 7 Highlights represent Bar Harbor Bankshares. A reconciliation of non-GAAP financial measures to GAAP measures are included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the attached Appendix. As necessary for comparative purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017.

Larger Scale . . . Same Culture and Model  Assets: $3.4 billion  Loans: $2.4 billion  Deposits: $2.2 billion  Core Net Income: $6.2 million  AUM: $1.8 billion  Branches: 53 including 4 locations for Trust and Insurance only  Footprint: Maine, New Hampshire, Vermont  Shareholders’ Equity: $341.0 million  Market Capitalization: $508.9 million 8 Additional size and expertise to compete with larger competitors while remaining a True Community Bank (As of 3/31/17)

One Bank…One Culture Expanded Footprint creates greater opportunities Population and number of household data based on counties in which Bar Harbor has a presence after the acquisition Source: SNL Financial, Nielsen Estimates Local Population 1.1M # of Households 450K # of Communities 42 Number of Customers 120K Number of Employees 376

Expansion that includes Demographically Appealing Markets 10 Demographic data is deposit weighted by county Source: SNL Financial, Nielsen Estimates Projected Household Income Growth 2017-2022 Median Household Income 2017  In addition to the organic growth opportunity in Maine, expansion into New Hampshire and Vermont positions BHB in attractive markets across northern New England with affluent demographics and strong growth prospects  Comprised of 49 full service branches spanning three states across the northern New England region  Trust operations provides scale to wealth management fee income  Combined platform creates significant revenue and cross-selling opportunities ME NH VT National $47,955 $66,238 $55,555 $57,462 ME NH VT National 2.73 8.66 6.16 7.27

Strong Market Share with Growth Opportunity 11 Source: SNL Financial. Deposit market share as of June 30, 2016 by city  In the top 5 deposit market share position for 39 of the 42 communities we serve #2 Rank #3 Rank #4 Rank #5 Rank Other #1 Rank  Number 1 or 2 deposit market share position in 31 of the 42 communities we serve  Solid market share foundation with new client growth opportunity and cross-sell potential

Validation of Our Approach 12

Financial Performance Earnings Per Share 13 2012Y 2013Y 2014Y 2015Y 2016Y $1.41 $1.48 $1.63 $1.67 $1.63 $1.33 $1.45 $1.60 $1.57 $1.50 Reported EPS Core EPS 2016Q1 2017Q1 $0.48 $0.29 $0.38 $0.43 Reported EPS Core EPS A reconciliation of non-GAAP financial measures to GAAP measures are included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the attached Appendix. As necessary for comparative purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017.

Financial Performance Dividends Per Share 14 Prior year amounts restated for 3-for-2 stock split completed in the first quarter of 2017 2012Y 2013Y 2014Y 2015Y 2016Y $0.520 $0.555 $0.603 $0.673 $0.727 2016Q1 2017Q1 $0.177 $0.187

15 Financial Performance Return on Average Assets (%) A reconciliation of non-GAAP financial measures to GAAP measures are included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the attached Appendix. As necessary for comparative purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017. 2012Y 2013Y 2014Y 2015Y 2016Y 2017Q1 1.00% 0.98% 1.03% 0.98% 0.89% 0.50% 0.94% 0.96% 1.01% 0.93% 0.82% 0.74% Reported ROA Core ROA

16 Financial Performance Return on Average Equity (%) A reconciliation of non-GAAP financial measures to GAAP measures are included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the attached Appendix. As necessary for comparative purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017. 2012Y 2013Y 2014Y 2015Y 2016Y 2017Q1 9.93% 10.52% 10.69% 10.01% 9.21% 5.34% 9.36% 10.30% 10.50% 9.44% 8.47% 7.88% Reported ROE Core ROE

17 2015Y 2016Y 2017Q1 14.57 14.75 21.87 Non-Interest Income / Operating Revenue (%) Financial Performance Improved Fee Income and Continued Operating Efficiency 2015Y 2016Y 2017Q1 56.68 59.84 62.60 Efficiency Ratio (%) A reconciliation of non-GAAP financial measures to GAAP measures are included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the attached Appendix. As necessary for comparative purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017.

Loans 18 2015Y 2016Y 2017Q1 $990 $1,129 $2,372 Strong organic growth complemented by Lake Sunapee acquisition in 2017 Loans 2015Y 2016Y 3/31/2017 62.7 64.3 69.2 Loans / Assets (%) 14% organic growth 13% organic growth LSBG $1,208 $ millions A reconciliation of non-GAAP financial measures to GAAP measures are included in the first quarter earnings release and Form 10-Q which can be found at www.bhbt.com, as well as within the attached Appendix. As necessary for comparative purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017.

Strengthened Balance Sheet Mix 19 Less reliance on wholesale funding 2015Y 2016Y 3/31/2017 66.4 65.9 71.4 Deposits / Liabilities (%) 2015Y 2016Y 2017Q1 $943 $1,050 $2,174 Deposits $ millions Liabilities exclude subordinated debt and trust preferred debt.

Loan Composition (As of 3/31/17) 20 CRE 33% C&I 10% Residential 49% Home Equity 5% Consumer & Other 3%

Superior Credit Quality

BAR HARBOR BANKSHARES

NPAs / Assets (%)


1.02
0.84
0.95
0.61
0.53
0.19
2012Y
2013Y
2014Y
2015Y
2016Y
2017Q1

Net Charge-Offs / Average Loans (%)


0.23
0.12
0.15
0.14
0.00
0.06
2012Y
2013Y
2014Y
2015Y
2016Y
2017Q1

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Strong Capital Position 22 TCE/TA Leverage Ratio Tier 1 Ratio Total Risk Based Ratio 9.4 9.4 15.6 17.1 8.7 8.9 15.0 16.5 7.0 8.0 12.1 13.6 12/31/2015 12/31/2016 3/31/2017 Well-Capitalized

Increasing Capital and Market Value 23 $0 $100 $200 $300 $400 $500 $600 2015Y 2016Y 3/31/2017 $149 $151 $232 $207 $288 $509 Tangible Common Equity Market Value $ millions

Comparison of 5 Year Cumulative Total Return* Copyright© 2017 Standard & Poor's, a division of S&P Global. All rights reserved. $0 $50 $100 $150 $200 $250 $300 12/11 12/12 12/13 12/14 12/15 12/16 Bar Harbor Bankshares NYSE MKT Composite S&P 500 ABA Nasdaq Community Bank Index *$100 invested on 12/31/11 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

The Path Forward  Leverage our size and expanded footprint while maintaining our community, customer, and employee focus as our most important asset  Maintain our traditionally strong performance metrics – Continually becoming more core and less wholesale with an improving product suite – Execute our traditional credit discipline in the face of heightening competition  Navigate a rising rate environment for the first time in almost ten years and its impact on deposit growth and pricing  Keep pace with evolving risk in the sector, including cyber security and other enterprise wide risks  Focus on operating leverage – top line revenue, disciplined expense management and balance sheet growth  Our True Community Banking culture and mission grows stronger daily 25

Appendix

Reconciliation of GAAP to Non-GAAP Financials

	Year Ended December 31, 2012	2013	2014	2015	2016	Three Months Ended March 31, 2016	March 31, 2017
Net Income:							
Net income, as reported	$ 12,466	$ 13,183	$ 14,613	$ 15,153	$ 14,933	$ 4,406	$ 4,211
Merger related expense, net of tax (1)	-	-	-	-	1,723	-	1,943
Securities gains, net of tax (1)	(705)	(278)	(262)	(867)	(2,924)	(933)	-
Core Net Income	$ 11,761	$ 12,905	$ 14,351	$ 14,286	$ 13,732	$ 3,473	$ 6,154
Diluted EPS:							
Diluted EPS (2)	$ 1.41	$ 1.48	$ 1.63	$ 1.67	$ 1.63	$ 0.48	$ 0.29
Merger related expense impact	-	-	-	-	0.19	-	0.14
Securities gains impact	(0.08)	(0.03)	(0.03)	(0.10)	(0.32)	(0.10)	-
Core Diluted EPS	$ 1.33	$ 1.45	$ 1.60	$ 1.57	$ 1.50	$ 0.38	$ 0.43
Return on Average Assets:							
Return on average assets, as reported	1.00%	0.98%	1.03%	0.98%	0.89%	1.09%	0.50%
Merger related expense impact	0.00%	0.00%	0.00%	0.00%	0.10%	0.00%	0.24%
Securities gains impact	-0.06%	-0.02%	-0.02%	-0.06%	-0.17%	-0.23%	0.00%
Return on average assets, exclusive of merger related expense and securities gains	0.94%	0.96%	1.01%	0.93%	0.82%	0.86%	0.74%
Return on Average Equity:							
Return on average equity, as reported	9.93%	10.52%	10.69%	10.01%	9.21%	11.12%	5.34%
Merger related expense impact	0.00%	0.00%	0.00%	0.00%	1.06%	0.00%	2.54%
Securities gains impact	-0.56%	-0.22%	-0.19%	-0.57%	-1.80%	-2.36%	0.00%
Return on average equity, exclusive of merger related expense and securities gains	9.36%	10.30%	10.50%	9.44%	8.47%	8.76%	7.88%

(1) Assumed tax rate of 37.6% in 2017, and 35% in prior years
(2) As necessary for comparitive purposes, amounts are restated to reflect 3-for-2 stock split completed in the first quarter of 2017

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